SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - August 13, 2002

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-7410 (Commission File Number)	25-1233834 (I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code - (412) 234-5000

Item 5.    Other Events

By corporate-wide e-mail dated August 13, 2002, Martin G. McGuinn, Chairman and Chief Executive Officer of Mellon Financial Corporation (the “Corporation”), advised employees that the Corporation will expense stock options starting in 2003 and that it will be implementing stock ownership guidelines for Mellon’s Senior Management Committee and Board members.

Item 7.    Financial Statements and Exhibits

Exhibit Number	Description

99.1	E-mail dated August 13, 2002 regarding the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson Chief Financial Officer

Date:    August 20, 2002

2

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	E-mail dated August 13, 2002 from Martin G. McGuinn to all Mellon employees	Filed herewith

3